Exhibit 99.2

Trinity Industries, Inc.
Earnings Release Conference Call – Q1 2020
Comments of Jessica Greiner
Vice President, Investor Relations and Communications
April 30, 2020
Thank you, David. Good morning everyone. I’m Jessica Greiner, Vice President of Investor Relations and Communications for Trinity. We appreciate you joining us for the Company’s first quarter 2020 financial results conference call.
We will begin our prepared remarks with comments from Trinity’s Chief Executive Officer and President, Jean Savage, followed by Melendy Lovett, our Chief Administrative Officer. Eric Marchetto, the Company’s new Chief Financial Officer will provide the financial highlights. We will hold a Q&A session following the prepared remarks from the leadership team.
During the call today, we will refer to a few slides highlighting key points of discussion. The supplemental materials are accessible on our IR website at www.trin.net. These slides can be found under the Events and Presentations portion of the site along with the First Quarter Earnings Call event links.
It is now my pleasure to turn the call over to Jean.

Jean
Melendy
Eric
Q&A Session

Thank you, David. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on May 7, 2020. The access number is (402) 220-1111. A replay of the webcast will also be available under the Events and Presentations page on our Investor Relations website located at www.trin.net. We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.